Exhibit 99.01

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of 8,222,500 shares of common stock of SCANA Corporation registered pursuant to Registration Statement on Form S-3 (File No. 333-163075) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$21,692
Printing and delivery expense	50,000
Blue Sky and legal fees	200,000
Accounting services	75,000
Miscellaneous	3,308
Total	$350,000